SCUDDER VARIABLE LIFE INVESTMENT FUND

                               Abolition of Series

      The undersigned, being at least a majority of the duly elected and qualified Trustees of Scudder Variable Life Investment Fund (the "Fund"), a Massachusetts business trust, acting pursuant to Section 5.11 of the Declaration of Trust dated March 15, 1985, as amended, (the "Declaration of Trust") and having heretofore divided the shares of beneficial interest into separate series (the "Portfolios"), hereby abolish and dissolve certain Portfolios as follows:

            Each of the Managed Natural Resources Portfolio and the 2010 Managed Zero Coupon Portfolio be and hereby are abolished and dissolved.

Dated: April 13, 1992


/s/ David B. Watts                  /s/ Daniel Pierce
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David B. Watts                      Daniel Pierce


/s/ Kenneth Black, Jr.              /s/ J. D. Hammond
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Kenneth Black, Jr.                  J. D. Hammond


/s/ Peter B. Freeman
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Peter B. Freeman